Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
ASTERISKS, HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE
COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

November 2, 2021

IDEXX Laboratories, Inc.
One IDEXX Drive
Westbrook, ME 04091

ATTN: John Hart
Corporate VP Worldwide Operations
IDEXX Laboratories, Inc.

Subject: Catalyst Capacity – Work Center 5 Project Approval

Dear John:

Reference is made to the agreement between Ortho-Clinical Diagnostics, Inc. (“Ortho”) and IDEXX Operations, Inc. (“IDEXX”) dated October 16, 2003 (such agreement as later amended from time to time (including subsequent amendments) the “Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

In the past, Ortho retained a third-party company called [**] for the manufacture and sale to Ortho of manufacture lines used for the production of certain veterinary diagnostics slides at Ortho’s facility in Rochester, State of New York. As Ortho manufactures and sells such slides to IDEXX, IDEXX reimbursed Ortho [**] of Ortho’s spend for such production lines with [**].

Ortho and IDEXX agreed that IDEXX’ increased demand for veterinary diagnostics slides is best addressed by constructing a new manufacturing line (“Catalyst Work Center 5”) instead of improving key assemblies of one of the existing manufacturing lines.

Following a competitive bid process (which solicited bids from [**] and [**]), Ortho and IDEXX agreed on June 9, 2021 to retain [**] for the manufacture and sale of Catalyst Work Center 5 by [**] to Ortho.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties hereto agree as follows (this letter agreement the “Letter Agreement”):

1.Agreement Between Ortho and [**]; Catalyst Work Center 5 Costs
[**]. The Catalyst Work Center 5 project plan, as agreed by [**], is set forth in Exhibit A to this Letter Agreement.

Ortho and IDEXX agree to equally share the costs for the Catalyst Work Center 5 (the “Catalyst Work Center 5 Costs”). The Catalyst Work Center 5 Costs consist of (i) “[**] Specific Costs”, which are actually incurred by Ortho under the Catalyst Work Center 5 Agreement, and (ii) “[**] Costs”, which are actually incurred by Ortho in relation to the Catalyst Work Center 5 from [**].
Ortho Clinical Diagnostics | 100 Indigo Creek Drive Rochester, NY 14650

Catalyst Work Center 5 Cost estimates are set forth in Exhibit A. Any savings below the anticipated $[**] [**] Specific Costs specified in the Exhibit A and the Catalyst Work Center 5 Agreement will be shared [**] between the parties. The parties agree to work together in good faith to minimize any costs in excess of the anticipated $[**] [**] Specific Costs as well as estimated [**] Costs.

2.Invoices and Payments
Ortho shall invoice IDEXX in respect to [**] Specific Costs and [**] Costs following Ortho’s receipt of invoice for payment from the relevant vendor. Ortho shall provide IDEXX adequate documentation (including all relevant invoices and itemized expenses sufficient to identify the costs) to support all invoiced costs.

IDEXX shall pay all undisputed invoices within thirty (30) days following receipt of invoice conforming to the above requirements from Ortho.

3.Relationship to Agreement
Except as explicitly set forth otherwise herein, the terms of the Agreement shall continue to apply to this Letter Agreement. In case of any conflict between this Letter Agreement and the Agreement, this Letter Agreement shall prevail with regard to the Catalyst Work Center 5 Costs.

4.Entire Agreement
This Letter Agreement and the Agreement constitute the entire understanding between the parties hereto with respect to the subject matter herein and no amendment or modification of its terms shall be valid or binding upon any party unless reduced to writing and signed by authorized representatives of the parties hereto.

Upon IDEXX’s countersignature below, this Letter Agreement shall become effective and binding upon the Parties in accordance with its terms.
Kind regards,

_/s/ Marwan Fathallah_____________________________

Marwan Fathallah
Head Of Quality, Regulatory, Compliance, Clinical & Medical Affairs • Quality Assurance & Quality Compliance
Ortho Clinical Diagnostics
100 Indigo Creek Drive
Rochester, NY 14626

Accepted and Agreed:

IDEXX Operations, Inc.

By:___/s/ John Hart_____________________________________________

Title:___Senior Vice President____________________________________

Date:___December 17, 2021______________________________________